SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Delaware Group® Adviser Funds
Delaware Group® Cash Reserve
Delaware Group® Equity Funds I
Delaware Group® Equity Funds II
Delaware Group® Equity Funds IV
Delaware Group® Equity Funds V
Delaware Group Foundation Funds®
Delaware Group® Global & International Funds
Delaware Group® Government Fund
Delaware Group® Income Funds
Delaware Group® Limited-Term Government Funds
Delaware Group® State Tax-Free Income Trust
Delaware Group® Tax-Free Fund
Delaware Pooled® Trust
Delaware VIP® Trust
Voyageur Insured Funds
Voyageur Intermediate Tax Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Mutual Funds III
Voyageur Tax Free Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE:

 Shareholder Meeting Adjourned until May 12, 2015
Please exercise your right to vote as soon as possible!

Dear Shareholder:

It is urgent for you to vote as soon as possible on proposals that affect your investment in one or more Delaware funds.

The shareholder meeting was once again postponed due to insufficient participation. In February, we mailed you a proxy statement requesting your vote on various fund-related proposals. The March 31st and April 21st shareholder meetings to decide on these proposals for your fund(s) have adjourned because there was insufficient participation from shareholders. This meeting will be reconvened on
May 12, 2015, at 3:30 p.m. Eastern Time at the offices of Stradley Ronon Stevens & Young, LLP,
2005 Market Street, 26th Floor, Philadelphia, PA 19103.

We are sending you this reminder because you held shares in the fund(s) on the record date and we have not yet received your vote.

Your vote can help prevent additional requests. Remember that further solicitations increase the costs borne by all shareholders.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSALS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card.  Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid-envelope.

If you have questions or need assistance with voting your shares, please call Computershare Fund Services, the fund’s proxy solicitor, toll-free at 1-866-612-5812, or contact your financial representative.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.